EXHIBIT 3.11

                                                                           FILED

                                                                97MAY 19 PM 1:50

                                                              SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                            CERTIFICATE OF AMENDMENT

                      OF THE ARTICLES OF INCORPORATION OF

                            HAWK MARINE POWER, INC.

     Hawk Marine Power, Inc. (The "Corporation"), is a Corporation organized and existing under the Laws of the State of Florida. In accordance with the provisions of 607.1003 of the Florida Statutes, the following amendment to its Articles of Incorporation were hereby adopted:

                                   AMENDMENT

     ARTICLE 1 - NAME- The name of the Corporation is ALCHEMY HOLDINGS, INC.

                             ADOPTION OF AMENDMENT

     The foregoing amendment was adopted by the shareholders and directors of this Corporation, pursuant to Section 607.1003 of the Florida Statutes, on the 12th day of May 1997.

     The number of votes cast for the amendment by the shareholders was sufficient for approval.

        The Amendment set forth herein shall be effective on May 19, 1997

     IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 12th day of May, 1997.

                                             By /s/ CRAIG N. BARRIE, PRESIDENT
                                                    --------------------------
                                                    Craig N. Barrie, President

Attest:

/s/ BERTON J. LOROW, SECRETARY
    --------------------------
    Berton J. Lorow, Secretary

State of Floria         )
                        )ss
County of Dade          )

On May 12, 1997, personally appeared before me, a Notary Public for the State of Florida, Craig N. Barrie and Berton J. Lorow who acknowledged that they executed the above instrument.

/s/ JO-ANN R. DEL ROSSO
    -------------------
    Jo-Ann R. Del Rosso

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